Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES FIRST QUARTER 2014 FINANCIAL RESULTS

– Reports FFO of $0.19 Per Diluted Share –

– Leases More Than 659,000 Square Feet –

– Portfolio Occupancy Increases to 90.2% –

– Completes Acquisitions of $54.0 Million Since the Start of 2014 –

Los Angeles, California – May 12, 2014 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the first quarter of 2014.

First Quarter 2014 Financial and Operational Highlights:

•	Reported Funds From Operations (FFO) of $0.19 per share for the quarter ended March 31, 2014.

•	Same Property Portfolio occupancy increased 140 basis points compared to the first quarter of 2013 to 89.1%.

•	Same Property Portfolio NOI growth decreased 1.1% in the first quarter of 2014 compared to the first quarter of 2013, driven by a 3.4% increase in Same Property Portfolio revenue, offset by a 15.0% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 1.0% compared to the first quarter 2013.

•	Signed new and renewal leases totaling approximately 659,000 square feet, resulting in approximately 40,800 square feet of positive net absorption and increased renewal spreads of 11.5% on a GAAP basis and 3.6% on a cash basis during the first quarter of 2014.

•	From January 2014 to April 2014, the Company acquired six industrial properties totaling approximately 571,000 square feet, for an aggregate cost of $54.0 million.

“Our first quarter 2014 financial results reflect a continuation of the strong operating and leasing trends we have experienced since we completed our initial public offering last year,” stated Michael Frankel and Howard Schwimmer, Rexford Industrial’s Co-Chief Executive Officers. “We executed over 650,000 square feet of new and renewal leases, and captured another quarter of positive net absorption with positive releasing spreads. In addition, we acquired 6 industrial properties for a total of $54 million since the start of 2014. In the nine months since our initial public offering, we’ve acquired 1.5 million square feet of industrial property, representing a 25% expansion of our portfolio.”

Financial Results:

Financial results for periods ending on or prior to June 30, 2013 reflect the results of Rexford Industrial’s predecessor entities.

The Company reported net income of $1.3 million ($1.4 million before non-controlling interests), or $0.05 per diluted share of common stock, for the three months ended March 31, 2014. In comparison, Rexford Industrial’s predecessor entities reported net income of $0.3 million ($2.1 million before non-controlling interests) for the three months ended March 31, 2013.

The Company reported Funds From Operations (FFO) of $4.9 million, or $0.19 per diluted share of common stock, for the three months ended March 31, 2014.

Operating Results:

For the three months ended March 31, 2014, the Company’s Same Property Portfolio NOI decreased 1.1% compared to the first quarter of 2013, driven by a 3.4% increase in Same Property Portfolio revenue, offset by a 15.0% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 1.0% compared to the first quarter 2013.

In the first quarter, the Company signed 94 new and renewal leases in its consolidated portfolio, totaling approximately 659,100 square feet. Average rental rates on comparable new and renewal leases were up 11.5% on a GAAP basis, and up 3.6% on a cash basis. The Company signed 41 new leases for approximately 307,100 square feet, with GAAP rents up 15.1%, compared to the prior in place leases. The Company signed 53 renewal leases for approximately 352,000 square feet, with GAAP rents up 9.4% compared to the prior in place leases. For the 41 new leases, cash rents were up 3.2%, and for the 53 renewal leases, cash rents were up 3.9%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the results and operating statistics that reflect the activities of the Company for the three months ended March 31, 2014. See below for information regarding the supplemental information package.

Transaction Activity:

From January 2014 to April 2014, the Company acquired six properties totaling approximately 571,000 square feet for an aggregate cost of $54.0 million, as detailed below.

In January, the Company acquired Rosecrans, a 72,000 square foot industrial building located in Paramount, California, for $5.0 million, or $69.01 per square foot. The seller is consolidating into half of the building under a five year lease-back, enabling the Company to execute its value-add improvement and leasing plan for the remainder of the property.

In January, the Company acquired Oxnard Street, located in Van Nuys, California, for $8.9 million, or $113.78 per square foot. The property consists of a six-building multi-tenant business park totaling 78,000 square feet. The buildings were 98% occupied as of March 31, 2014, and the Company plans to upgrade the property through overall aesthetic improvements and operational enhancements to facilitate accelerated rent growth.

In February, the Company acquired Ontario Airport Business Park, an industrial property located in Ontario, California, for $8.6 million, or $75.26 per square foot. The project consists of a five-building multi-tenant business park totaling 113,612 square feet and was 95.4% occupied as of March 31, 2014.

In February, the Company acquired an 88,330 square foot, six-building industrial complex located in Los Angeles, California, for $6.6 million, or $74.72 per square foot. The complex is located within the South Bay submarket, and was 98.0% occupied as of March 31, 2014, at substantially below market rents.

In March, the Company acquired Frampton Avenue, a 47,903 square foot industrial building, for $3.9 million, or $82.04 per square foot. The Frampton industrial building is located in Torrance, California, within the South Bay submarket, and as of March 31, 2014, was 100% leased, long-term.

Subsequent to the end of the first quarter, in April the Company acquired Saturn Way, a 170,865 square foot industrial building, for $21.1 million, or $123.49 per square foot. The Saturn Way industrial building is located in Seal Beach, within the Orange County West submarket, and was 100% leased, long-term, at the time of the acquisition.

In the first quarter of 2014, the Company also sold two properties for $14.5 million. In January, Kaiser, a 124,997 square foot industrial property in San Diego, California, sold for $10.1 million. Proceeds from the sale of Kaiser were reinvested into the Ontario Airport Business Park and 1500-1510 W. 228th Street acquisitions in a tax-deferred 1031 exchange. In March, the Company sold a 63,305 square foot office building in Simi Valley for $4.4 million. The office building had been acquired as part of an acquisition of a 136,065 square foot industrial property that occurred in December 2013, with the intention of selling the office component.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Monday, May 12, 2014 at 5:00 p.m. Eastern time to review first quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at www.ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through May 26, 2014, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13580674.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California in-fill markets. The Company owns interests in 72 properties with approximately 7.9 million rentable square feet and manages an additional 20 properties with approximately 1.2 million rentable square feet.

For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO before non-controlling interest in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. A reconciliation of FFO before noncontrolling interest to net income, the nearest GAAP equivalent, is set forth below.

NOI: Includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP. Calculated as total revenue from real estate operations including i) rental revenues ii) tenant reimbursements, and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of Cash NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Determined independently for each period presented. Comparable properties must have been owned for the entire current and prior periods presented. The Company’s computation of same property performance may not be comparable to other real estate companies.

Contact:

Investor Relations:

Stephen Swett or Rodny Nacier

424 256 2153 ext 401

investorrelations@rexfordindustrial.com

REXFORD INDUSTRIAL REALTY, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Land	$231,733,000	$216,879,000
Buildings and improvements	329,221,000	312,216,000
Tenant improvements	14,087,000	13,267,000
Furniture, fixtures, and equipment	188,000	188,000

Total real estate held for investment	575,229,000	542,550,000
Accumulated depreciation	(62,656,000)	(58,978,000)

Investments in real estate, net	512,573,000	483,572,000
Cash and cash equivalents	6,344,000	8,997,000
Restricted cash	352,000	325,000
Notes receivable	13,135,000	13,139,000
Rents and other receivables, net	1,254,000	929,000
Deferred rent receivable, net	3,817,000	3,642,000
Deferred leasing costs, net	2,303,000	2,164,000
Deferred loan costs, net	1,476,000	1,597,000
Acquired lease intangible assets, net	13,174,000	13,622,000
Acquired indefinite-lived intangible	5,271,000	5,271,000
Other assets	4,588,000	2,322,000
Acquisition related deposits	1,550,000	1,510,000
Investment in unconsolidated real estate entities	5,778,000	5,687,000
Assets associated with real estate held for sale	—	11,898,000

Total Assets	$571,615,000	$554,675,000

LIABILITIES & EQUITY
Liabilities
Notes payable	$212,918,000	$192,491,000
Accounts payable, accrued expenses and other liabilities	6,345,000	6,024,000
Dividends payable	3,066,000	5,368,000
Acquired lease intangible liabilities, net	1,553,000	1,160,000
Tenant security deposits	6,960,000	6,155,000
Prepaid rents	778,000	1,448,000
Liabilities associated with real estate held for sale	—	260,000

Total Liabilities	231,620,000	212,906,000
Equity
Rexford Industrial Realty, Inc. stockholders’ equity and Predecessor equity
Common Stock, $0.01 par value 490,000,000 authorized and 25,551,204 and 25,559,886 outstanding at March 31, 2014 and December 31, 2013, respectively	255,000	255,000
Additional paid in capital	312,131,000	311,936,000
Accumulated other comprehensive income	269,000	—
Accumulated deficit	(7,782,000)	(5,993,000)

Total stockholders’ equity	304,873,000	306,198,000

Noncontrolling interests	35,122,000	35,571,000

Total Equity	339,995,000	341,769,000

Total Liabilities and Equity	$571,615,000	$554,675,000

REXFORD INDUSTRIAL REALTY, INC. AND

REXFORD INDUSTRIAL REALTY, INC. PREDECESSOR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,
	2014	2013
	Rexford Industrial Realty, Inc.	Rexford Industrial Realty, Inc. Predecessor
RENTAL REVENUES
Rental revenues	$11,628,000	$7,760,000
Tenant reimbursements	1,511,000	847,000
Management, leasing and development services	234,000	261,000
Other income	42,000	118,000

TOTAL RENTAL REVENUES	13,415,000	8,986,000
Interest income	276,000	311,000

TOTAL REVENUES	13,691,000	9,297,000

OPERATING EXPENSES
Property expenses	4,134,000	2,400,000
General and administrative	2,605,000	1,139,000
Depreciation and amortization	6,130,000	2,620,000

TOTAL OPERATING EXPENSES	12,869,000	6,159,000
OTHER (INCOME) EXPENSE
Acquisition expenses	333,000	93,000
Interest expense	1,251,000	3,776,000
Gain on mark-to-market of interest rate swaps	—	(49,000)

TOTAL OTHER EXPENSE	1,584,000	3,820,000
TOTAL EXPENSES	14,453,000	9,979,000

Equity in income (loss) from unconsolidated real estate entities	45,000	(212,000)
Gain from early repayment of note receivable	—	1,365,000
Loss on extinguishment of debt	—	(37,000)

NET (LOSS) INCOME FROM CONTINUING OPERATIONS	(717,000)	434,000

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations before gain on sale of real estate and loss on extinguishment of debt	21,000	(581,000)
Loss on extinguishment of debt	—	(209,000)
Gain on sale of real estate	2,125,000	2,409,000

INCOME FROM DISCONTINUED OPERATIONS	2,146,000	1,619,000

NET INCOME	1,429,000	2,053,000

Net income attributable to noncontrolling interests	(152,000)	(1,726,000)

NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC. STOCKHOLDERS	$1,277,000	$327,000

Loss from continuing operations available to common stockholders per share - basic and diluted	$(0.03)

Net income available to common stockholders per share - basic and diluted	$0.05

Same Property Portfolio Statement of Operations:

	Three Months Ended March 31,
	2014	2013 (1)	$ Change	% Change
Rental Revenues
Rental revenues	$8,032	$7,739	$293	3.8%
Tenant reimbursements	935	847	88	10.4%
Other operating revenues	35	119	(84)	(70.6%)

Total rental revenues	9,002	8,705	297	3.4%
Interest income	276	248	28	11.3%

Total Revenues	9,278	8,953	325	3.6%
Operating Expenses
Property expenses	$2,785	$2,422	$363	15.0%
Depreciation and amortization	3,682	2,759	923	33.5%

Total Operating Expenses	6,467	5,181	1,286	24.8%
Other (Income) Expense
Interest expense (3)	58	3,774	(3,716)	(98.5%)

Total Other Expense	58	3,774	(3,716)	(98.5%)

Total Expenses	6,525	8,955	(2,430)	(27.1%)

Net Income (Loss)	$2,753	$(2)	$2,755	137750.0%

Same Property Portfolio NOI Reconciliation:

	Three Months Ended March 31,
	2014	2013 (1)	$ Change	% Change
NOI
Net Income (Loss)	2,753	$(2)
Add:
Interest expense	58	3,774
Depreciation and amortization	3,682	2,759
Deduct:
Interest income	276	248

NOI	$6,217	$6,283	$(66)	(1.1%)

Straight-line rents	(24)	(163)
Amort. above/below market leases	32	44

Cash NOI	$6,225	$6,164	$61	1.0%

(1)	Reflects the results of operations for our Predecessor for the three months ended March 31, 2013.

Same Property Portfolio NOI Reconciliation Continued:

	Three Months Ended March 31,
	2014	2013 (1)	$ Change	% Change
Rental revenues	$8,032	$7,739	$293	3.8%
Tenant reimbursements	935	847	88	10.4%
Other operating revenues	35	119	(84)	(70.6%)

Total rental revenue	9,002	8,705	297	3.4%

Property expenses	2,785	2,422	363	15.0%

NOI	$6,217	$6,283	$(66)	(1.1%)

Straight-line rents	(24)	(163)	139	(85.3%)
Amort. above/below market leases	32	44	(12)	(27.3%)

Cash NOI	$6,225	$6,164	$61	1.0%

Same Property Portfolio Detail:

	Quarterly Same Property Portfolio Detail
	# of Properties	Square Feet	Wtd Avg. Occupancy
			2013/2014	2012/2013
Period ended Dec. 31, 2013 and 2012	48	4,195,588	89.3%	86.3%
Additions(2)	2	206,811	95.4%	95.4%

Period ended March 31, 2014 and 2013	50	4,402,399	89.1%	87.7%

Same Property Portfolio Occupancy:

	Three Months Ended March 31,
	2014	2013	Change (ppt)
Occupancy:
Los Angeles County	90.3%	90.5%	-0.2%
Orange County	98.5%	94.0%	4.5%
San Bernardino County	88.3%	83.0%	5.3%
Ventura County	91.5%	99.6%	-7.9%
San Diego County	77.8%	71.1%	6.7%
Other	85.0%	75.6%	9.4%

Total/Weighted Average	89.1%	87.7%	1.4%

(1)	Reflects the results of operations for our Predecessor for the three months ended March 31, 2013.
(2)	Reflects the weighted average occupancy of Calvert and Del Norte properties as of December 31, 2013 and December 31, 2012, respectively.

Funds From Operations (FFO)

Three Months Ended March 31, 2014
FFO:
Net income	$1,429
Add:
Depreciation and amortization, including amounts in discontinued operations	6,137
Depreciation and amortization from unconsolidated joint ventures	85
Deduct:
Gains on sale of real estate	(2,125)

FFO	$5,526

Company share of FFO (1)	$4,941

(1)	Based on weighted average interest in our operating partnership of 10.59% for the three months ended March 31, 2014.